QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.32

SUMMARY OF COMPENSATION ARRANGEMENTS
WITH NON-EMPLOYEE DIRECTORS

        The following description of the compensation arrangements between Allos Therapeutics, Inc. (the "Company") and each of its non-employee directors is provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of any compensatory plan or arrangement between a registrant and any of its directors when the compensation information is not set forth in any formal document.

        The type and amount of compensation paid or awarded to the Company's non-employee directors is reviewed from time to time by the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors (the "Board"). In order to retain the services of the Company's current non-employee directors, to secure and retain the services of new non-employee directors, and to provide competitive compensation for such persons' services as directors of the Company, effective as of May 18, 2005, the Compensation Committee recommended and the Board approved the following compensation arrangements for the Company's non-employee directors:

  •
  The Company will pay the Company's non-executive Chairman of the Board an annual retainer of $50,000, and will pay each other non-employee director an annual retainer of $25,000, such retainers to be paid in four equal quarterly installments on the first day of each calendar quarter.

  •
  The Company will pay the Company's non-executive Chairman of the Board $5,000 for each regular or special meeting of the Board that such person attends in person, and each other non-employee director $2,500 for each regular or special meeting of the Board that such director attends in person.

  •
  The Company will pay each non-employee director $1,000 for each regular or special meeting of the Board that such director attends by means of a conference telephone or similar communications equipment.

  •
  The Company will pay the Chairman of the Audit Committee an annual retainer of $5,000, and will pay the Chairman of each other committee of the Board an annual retainer of $2,000.

  •
  The Company will pay each non-employee director who serves on any committee of the Board $1,000 for each regular or special meeting that such director attends in person or by means of conference telephone or similar communications equipment, except that the Chairman of the Audit Committee will be paid $2,500 for each regular or special meeting of the Audit Committee that such director attends in person or by means of conference telephone or similar communications equipment.

  •
  The Company will reimburse each non-employee director all reasonable out-of-pocket expenses incurred by such director in connection with attending any regular or special meeting of the Board or any regular or special meeting of any committee of the Board.

  •
  The Company will grant any person who becomes the Company's non-executive Chairman of the Board after May 18, 2005 a nonqualified stock option to purchase 50,000 shares of common stock on the date of his or her initial election, and will grant each other person who becomes a non-employee director after May 18, 2005 a nonqualified stock option to purchase 25,000 shares of common stock on the date of his or her initial election (each, an "Initial Grant"). Initial Grants will granted under the Company's 2000 Stock Incentive Compensation Plan, and will vest and become exercisable on each of the first, second and third anniversaries of the grant date, assuming continued service on the Board for such periods.

  •
  The Company will grant the Company's non-executive Chairman of the Board a nonqualified stock option to purchase 50,000 shares of common stock immediately following each year's annual meeting, and will grant each other non-employee director a nonqualified stock option to purchase 20,000 shares of common stock immediately following each year's annual meeting (each, an "Annual Grant"), commencing with the Company's 2005 annual meeting of stockholders; provided that any non-employee director who received an Initial Grant within three months prior to an annual meeting will not receive an Annual Grant until immediately following the second annual meeting after the date of his or her Initial Grant. Annual Grants will be granted under the Company's 2000 Stock Incentive Compensation Plan, and will fully vest and become exercisable on the date of the next annual meeting after the grant date, assuming continued service on the Board for such period.

QuickLinks

SUMMARY OF COMPENSATION ARRANGEMENTS WITH NON-EMPLOYEE DIRECTORS